Exhibit 99.1
Cavium Networks Contact:
Angel Atondo
Marketing Manager
Tel: (650) 623-7033
Email: angel.atondo@caviumnetworks.com
Cavium Networks Completes Acquisition of W&W Communications
Acquisition adds video processors to Cavium’s Portfolio of Products
Demo of PureVu™ Video Processors at International CES in January 2009
MOUNTAIN VIEW, CA, December 24, 2008 — Cavium Networks (NASDAQ: CAVM) a leading provider of semiconductor products that enable intelligent processing for networking, communications, security, and wireless applications today announced they have completed their acquisition of W&W Communications, finalizing an agreement that was announced on November 20. Cavium Networks closed the purchase for approximately $19.3 million, subject to certain purchase price adjustments, including the retirement of certain liabilities of W&W Communications.
This acquisition launches Cavium Networks into the high growth video processor market with a broad product line called PureVu™. The PureVu™ family of video processors and modules incorporate proprietary and patent pending video technology that produce perceptual lossless video quality and deliver practically zero latency with extremely low power and cost.
Cavium’s new acquired family of PureVu™ processors address a broad range of applications in consumer, enterprise, service provider and digital video surveillance markets. Consumer applications include next generation media enabled home gateways and media servers, wireless HD for TV, laptops and game consoles and HD video capture for fixed and mobile applications. Enterprise applications include high-quality Telepresence, Video Conferencing, Video Surveillance, Video Telephony, Tele-medicine and Distance Learning. Service provider applications include multi-channel video transcoding and transrating for Video on Demand and content distribution services.
The PureVu™ processors were recently honored with the prestigious CES Innovations 2009 Design and Engineering Award. The processors will be displayed at International CES in the Las Vegas Hilton Suite 2866, January 8-11, 2009. Please contact Angel Atondo at angel.atondo@caviumnetworks.com to set-up a meeting.
About Cavium Networks
Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 20 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.
Note on Forward-Looking Statements
This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, the utility of the acquired assets and underlying technology and general economic conditions.. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 12, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

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